Exhibit (k)(4)

JOINT INSURED BOND AGREEMENT

AGREEMENT dated as of this 5th day of March, 2026, by and between Infinity Core Alternative Fund, First Trust Alternative Opportunities Fund, Variant Alternative Income Fund, Variant Impact Fund, Agility Multi-Asset Income Fund, Aspiriant Real Assets Fund, Aspiriant Capital Appreciation Fund, AFA Asset Based Lending Fund, The Optima Dynamic Alternatives Fund, First Trust Real Assets Fund, First Trust Private Credit Fund, First Trust Private Assets Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, Pender Real Estate Credit Fund, Felicitas Private Markets Fund, First Trust Hedged Strategies Fund, FT Vest Hedged Equity Income Fund: Series A2, FT Vest Hedged Equity Income Fund: Series A3, FT Vest Hedged Equity Income Fund: Series A4, FT Vest Total Return Income Fund: Series A2, First Trust Enhanced Private Credit Fund, Variant Alternative Lending Fund, FT Vest Total Return Income Fund: Series A3, FT Vest Total Return Income Fund: Series A4, FT Vest Rising Dividend Achievers Total Return Fund, FT Vest Hedged Equity Income Fund: Series B1, FT Vest Hedged Equity Income Fund: Series B2, FT Vest Hedged Equity Income Fund: Series B3, FT Vest Total Return Income Fund: Series B1, FT Vest Total Return Income Fund: Series B2, FT Vest Total Return Income Fund: Series B3, FT Vest Total Return Income Fund: Series B4, Destiny Alternative Fund, FT Vest Total Return Income Fund: Series A1 and Felicitas Income Fund (each a “Fund” and together, the “Funds”).

BACKGROUND

A. The Funds are management investment companies registered under the Investment Company Act of 1940 (the “Act”).

B. Rule 17g-1 requires each Fund to provide and maintain in effect a bond against larceny and embezzlement by its officers and employees.

C. Rule 17g-1 authorizes the parties hereto to secure a joint insured bond naming each of them as insureds.

D. The Funds desire to be named as insureds on a joint fidelity bond.

E. A majority of the trustees, directors or managers of each Fund, as applicable (each a “Board”), who are not “interested persons” of such Fund as defined by Section 2(a)(19) of the Act, after giving due consideration to all factors relevant to the form, amount and ratable allocation of premiums of the aforesaid joint insured bond, have approved the terms and amount of the bond and the portion of the premium payable by each party hereunder.

F. Each party has determined that the allocation of the proceeds payable under the afore said joint insured bond as set forth herein (which takes into account the minimum amount of bond required for each party by Rule 17g-1 if it maintained a single insured bond) is equitable.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, hereby agree as follows:

1. Joint Insured Bond. The parties shall maintain in effect a joint fidelity insurance bond (the “Bond”) from a reputable fidelity insurance company authorized to do business in the place where the Bond is issued, insuring each party against larceny and embezzlement and covering such of their respective officers and employees who may, singly or jointly with others, have access, directly or indirectly, to their respective securities or funds. The Bond shall name each party as an insured and shall comply with the requirements for such bond established by Rule 17g-1.

2. Amount. The Bond shall be in at least the aggregate amount required by Rule 17g-1(d) to be maintained by the parties.

3. Ratable Allocation of Premiums. Each Fund shall pay a percentage of the initial premium and any additional premiums which may become due under the Bond as determined from time to time by the managers of such Fund, including a majority who are not “interested persons” of such Fund.

4. Premium Due Upon Liquidation of Fund or Departure from Program. In the event that a Fund (a) liquidates or (b) undertakes to remove itself from the fund solutions program (currently known as “registered fund solutions”), then such Fund will be obligated to pay an amount for tail coverage under the Bond in such amount as determined by the Boards or if the Boards determine that the Bond shall be terminated, such Fund will be obligated to pay an amount equal to its pro rata share of the total cost to provide tail coverage under the Bond to the Funds for six (6) years from the date of termination of the Bond.

5. Ratable Allocation of Proceeds.

a. If more than one of the parties sustains a single loss (including a loss sustained before the date hereof) for which recovery is received under the Bond, each such party shall receive that portion of the recovery which is sufficient in amount to indemnify that party in full for the loss sustained by it, unless the recovery is inadequate to fully indemnify all such parties sustaining a single loss.

b. If the recovery is inadequate to indemnify fully all parties sustaining a single loss, the recovery shall be allocated among such parties as follows:

(i) Each party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of the fidelity bond which would be required to be maintained by-such-party under a single insured bond (determined as of the time of the loss in accordance with the provisions of Rule 17g-1).

(ii) The remaining portion of the recovery (if any) shall be allocated to each party sustaining a loss not fully indemnified by the allocation under subparagraph (i) in the same proportion as the portion of each party’s loss which is not fully indemnified bears to the sum of the unindemnified losses of all such parties. If such allocation would result in any party receiving a portion of the recovery in excess of the loss actually sustained by it, the aggregate of such excess portion shall be reallocated among the other parties whose losses would not be fully indemnified as a result of the foregoing indemnification.

6. Claims and Settlements. Each party shall, within five (5) days after the making of any claim under the Bond, provide UMB Fund Services, Inc. (“UMBFS”) with written notice of the amount and nature of such claim, and UMBFS will provide written notice to all other parties within five (5) days of receipt. Each party shall, within five (5) days of the receipt thereof, provide UMBFS with written notice of the terms of settlement of any claim made under the Bond by such party, and UMBFS will provide written notice to all other parties within five (5) days of receipt. In the event that two or more parties shall agree to settlement with the fidelity company of a claim made under the Bond with respect to a single loss, such parties shall, within five days after settlement, provide UMBFS with written notice of the amounts to be received by each claiming party under Section 4 hereof, and UMBFS will provide written notice to all other parties within five (5) days of receipt. The officer(s) of the respective parties designated as responsible for filing notices required by paragraph (g) of the Rule 17g-1 under the Act shall give and receive any notice required hereby.

7. Modifications and Amendments. Any party may increase the amount of the Bond, provided that written notice thereof must be given to the other parties to this Agreement. If pursuant to Rule 17g-1, any party shall determine that the coverage provided pursuant to this Agreement should otherwise be modified, it shall so notify the other parties hereto, and indicate the nature of the modification which it believes to be appropriate. If, within forty-five (45) days of such notice any necessary amendments to this Agreement shall not have been made and the request for modification shall not have been withdrawn, this Agreement shall terminate with respect to such party (except with respect to losses occurring prior to such termination), but, with respect to each other party, shall remain in effect. Any party may withdraw from this Agreement at any time and cease to be party hereto (except with respect to losses occurring prior to such withdrawal) by giving written notice to the other parties of such withdrawal. Upon withdrawal, a withdrawing party shall be entitled to receive any premium rebated by the fidelity company with respect to such withdrawal in accordance with the percentages contained in Section 3 hereof relating to the allocation of payment of premiums.

8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

9. Obligations of the Funds. Each party acknowledges that this Agreement is executed on behalf of the Funds by the undersigned officers of the Funds as officers and not individually. Each party acknowledges and agrees that the obligations of the Funds under this Agreement are not binding on any officers, managers or interest holders of the Funds individually but are binding only upon the assets and properties of the Funds, and any person dealing with any class of shares of a Fund must look solely to the assets and properties of such Fund belonging to such class for the enforcement of any claims against such Fund.

10. No Assignment. This Agreement is not assignable.

11. Notices. Notices relating to termination of the Agreement, breaches of contractual duties, initiation of legal proceedings, complaints in relation to services provided hereunder or any other material notices under the Agreement, other than notices given in the ordinary course of business (each a “Material Notice”), must be given in writing (either by way of facsimile, registered mail, or a recognized overnight courier). A notice sent by facsimile shall be deemed to have been served at the close of business on the day upon which the other party confirms receipt. A notice sent by registered mail shall be deemed to have been served at the close of business on the day upon which it is delivered. Material Notices shall be sent as follows, or to such other address as the parties may agree from time to time:

UMB Fund Services, Inc.

235 W. Galena St.

Milwaukee, WI 53212

Attention: Legal Department

Re: Material Notice, Infinity Core Alternative Fund, First Trust Alternative Opportunities Fund, Variant Alternative Income Fund, Variant Impact Fund, Agility Multi-Asset Income Fund, Aspiriant Real Assets Fund, Aspiriant Capital Appreciation Fund, AFA Asset Based Lending Fund, The Optima Dynamic Alternatives Fund, First Trust Real Assets Fund, First Trust Private Credit Fund, First Trust Private Assets Fund, Destiny Alternative Fund LLC, Destiny Alternative Fund (TEI) LLC, Pender Real Estate Credit Fund Felicitas Private Markets Fund, First Trust Hedged Strategies Fund, FT Vest Hedged Equity Income Fund: Series A2, FT Vest Hedged Equity Income Fund: Series A3, FT Vest Hedged Equity Income Fund: Series A4, FT Vest Total Return Income Fund: Series A2, First Trust Enhanced Private Credit Fund, Variant Alternative Lending Fund, FT Vest Total Return Income Fund: Series A3, FT Vest Total Return Income Fund: Series A4, FT Vest Rising Dividend Achievers Total Return Fund, FT Vest Hedged Equity Income Fund: Series B1, FT Vest Hedged Equity Income Fund: Series B2, FT Vest Hedged Equity Income Fund: Series B3, FT Vest Total Return Income Fund: Series B1, FT Vest Total Return Income Fund: Series B2, FT Vest Total Return Income Fund: Series B3, FT Vest Total Return Income Fund: Series B4, Destiny Alternative Fund, FT Vest Total Return Income Fund: Series A1 and Felicitas Income Fund.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

Infinity Core Alternative Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Alternative Opportunities

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Variant Alternative Income Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Variant Impact Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Agility Multi-Asset Income Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Aspiriant Real Assets Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Aspiriant Capital Appreciation Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

AFA Asset Based Lending Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

The Optima Dynamic Alternatives Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Real Assets Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Private Credit Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Private Assets Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Destiny Alternative Fund LLC

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Destiny Alternative Fund (TEI) LLC

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Pender Real Estate Credit Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Felicitas Private Markets Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Hedged Strategies Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series A2

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series A3

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series A4

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series A2

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

First Trust Enhanced Private Credit Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Variant Alternative Lending Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series A3

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series A4

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Rising Dividend Achievers Total Return Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series B1

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series B2

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Hedged Equity Income Fund: Series B3

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series B1

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series B2

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series B3

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series B4

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Destiny Alternative Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

FT Vest Total Return Income Fund: Series A1

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary

Felicitas Income Fund

By:	/s/ Ann Maurer
Name:	Ann Maurer
Title:	Secretary